Exhibit 99.1

October 12, 2012 Dear Stockholder: I am proud to announce the appointment of Thomas McGuinness to president of Inland American. Tom is a veteran of the real estate industry. In his 30 years with Inland, he has served in several executive roles, and will now oversee Inland American’s day-to-day operations, including our strategic plan. Tom replaces Brenda Gujral, who will concentrate on her new role as president of Inland Private Capital Corporation. Inland American is committed to providing our stockholders with sustainable distributions generated from the assets in our diverse portfolio. Since inception, Inland American has paid a total of $2.2 billion in distributions to our stockholders, or $3.70 per share. CMG Tender On October 11, 2012, a tender offer for $4.25 a share was mailed to our stockholders from CMG Partners, LLC (CMG). The Inland American Board of Directors recommends that stockholders reject this offer. While there is no guaranty regarding the future value of our stock or stockholders’ ability to realize that value, this offer would result in the purchase of your shares by CMG at a 41% discount compared to the current estimated per share value of $7.22 as of December 27, 2011. Accepting this offer could deprive you of the potential longterm value of your investment. In its filings, CMG admits that it has not evaluated the value of our REIT’s real estate portfolio and is not qualified to appraise real estate. It is important to remember that Inland American is not affiliated with CMG, and if you accept this unsolicited offer and sell your shares, you will no longer receive your monthly cash distribution (See “Cash Distribution” on the next page). Also, in recent transactions on the secondary market, sales of Inland American stock have ranged between $4.99 and $8.98, per CMG’s offer statement. Again, we encourage you to follow our Board’s recommendation and not tender your shares to CMG. The Board of Directors acknowledges that there is a limited market for our shares, and there can be no certainty regarding the timing of any liquidity event or the availability of our Share Repurchase Program that may provide shareholders with an opportunity to exit all or a portion of their investment. Please see our 14D-9 filed with the SEC for additional information on the Board’s recommendation regarding this tender offer from CMG. MCGUINNESS APPOINTED PRESIDENT OF INLAND AMERICAN THE BOARD OF DIRECTORS FOR INLAND AMERICAN RECOMMENDS THE REJECTION OF THE UNSOLICITED TENDER OFFER TO SELL YOUR SHARES TO CMG PARTNERS, LLC Retail 38% Hotels 28% Office 17% Ind 9% MF 8% Portfolio by Asset Class 06/30/12 Ind = Industrial MF = Multi-Family 00088598

Replay of the Second Quarter 2012 Earnings Call and Webcast All stockholders are invited to listen to the replay of the second quarter 2012 earnings call that was held on Thursday, August 23, 2012. The replay is available on Inland American’s website at www.inlandamerican.com. Our next conference call will be held in December, and more information will follow on the exact time and date. We encourage all of our stockholders to participate. Cash Distribution* Enclosed is a check for your cash distribution equaling $0.04167 per share for the month of September 2012. Inland American’s distribution is paid monthly at an annualized rate equal to $0.50 per share. This equates to an approximate 7% annualized yield based on our current estimated per share value, and our Distribution Reinvestment Plan per share purchase price of $7.22. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check. Annual Stockholders’ Meeting The Inland American annual stockholders’ meeting was conducted on Tuesday, September 18, 2012 at our office in Oak Brook, Illinois. During the annual meeting, more than 84,000 stockholders endorsed the reelection of directors with an affirmative vote of 94% of the votes cast at the annual meeting. Additionally, the stockholders ratified the appointment of KPMG LLP as Inland American's independent registered public accounting firm for 2012. Thank you to all our stockholders for submitting their votes in a timely manner. Sincerely, INLAND AMERICAN REAL ESTATE TRUST, INC. Robert D. Parks Chairman of the Board cc: Trustee Broker Dealer Financial Advisor *There is no guarantee that the Company will maintain its existing rate of distributions in the future. Also, the $7.22 estimated share price is based on certain assumptions and limitations as explained in the Company’s filing on Form 8-K dated December 29, 2011. Any revised estimate may be higher or lower than $7.22 per share. The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.